INVESTORS:                                                        MEDIA:
John Standley                                                     Karen Rugen
717-214-8857                                                      717-730-7766
Kevin Twomey
717-731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE


                   RITE AID ANNOUNCES SECOND QUARTER RESULTS

               REPORTS SECOND QUARTER NET INCOME OF $9.8 MILLION
               COMPARED TO A LOSS OF $10.6 MILLION IN PRIOR YEAR

           ACHIEVES SECOND QUARTER ADJUSTED EBITDA OF $171.2 MILLION

        Completes Refinancing That Lowers Borrowing Costs, Reduces Debt

                         Confirms Fiscal 2005 Guidance

CAMP HILL, PA, September 23, 2004--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its second quarter, ended August 28, 2004.

Revenues for the 13-week second quarter were $4.12 billion versus revenues of $4.05 billion in the prior year second quarter. Revenues increased 1.8 percent.

Same store sales increased 2.0 percent during the second quarter as compared to the year-ago like period, consisting of a 2.1 percent pharmacy same store sales increase and a 1.8 percent increase in front-end same store sales. Prescription sales accounted for 63.9 percent of total sales, and third party prescription sales represented 93.3 percent of pharmacy sales.

Net income for the second quarter increased to $9.8 million or $.00 per diluted share compared to last year's second quarter net loss of $10.6 million or a $.04 loss per diluted share. The improvement was due primarily to an $18.3 million or 12.0 percent increase in adjusted EBITDA (which is reconciled to net income on the attached table) and an $11.0 million reduction in LIFO expense partially offset by a $13.9 million store closing and impairment charge which compared to a $9.0 million store closing and impairment credit in the prior year quarter.

                                    -MORE -

Rite Aid FY05 Q2 Press Release - page 2



Adjusted EBITDA amounted to $171.2 million or 4.2 percent of revenues. This compares to $152.9 million or 3.8 percent of revenues for the like period last year.

"Our performance in the second quarter improved in line with our expectations, with adjusted EBITDA up 12 per cent as compared to the same quarter last year," said Mary Sammons, Rite Aid president and CEO. "We remain very focused on our initiatives to further grow our business the second half of the year."

In the second quarter, the company opened one new store, relocated 2 stores, acquired two stores, remodeled 57 stores and closed 7 stores. Stores in operation at the end of the quarter totaled 3,370.

Refinancing Lowers Borrowing Costs, Reduces Debt
------------------------------------------------

Rite Aid said today that it has completed a previously announced refinancing that includes a new $1.4 billion senior secured credit facility and a $400 million three-year securitization facility. The new credit facility consists of a $450 million term loan and a $950 million revolving credit facility that will mature in September 2009. The new accounts receivable securitization facility will mature in September 2007.

Proceeds of the new credit and securitization facilities and approximately $330 million of available cash on hand was used to repay the company's existing $1.15 billion senior secured credit facility due April 2008 and to replace the company's existing $700 million revolving credit facility. The new $950 million revolving credit facility will be drawn down by approximately $60 million at closing.

This refinancing lowers overall borrowing costs by approximately $27 million annually and reduces debt by $634 million to approximately $3.2 billion. The refinancing will result in a pre-tax charge of approximately $16 million at closing, consisting of an $11.5 million prepayment penalty and a non-cash charge of $4.5 million for the write-off of deferred debt issue cost.

"We continue to reduce debt and improve the financial flexibility of our company," said Sammons. "With this new refinancing, we also have more capital available to invest in our business as we continue to focus on growth."

Company Confirms Guidance for Fiscal 2005
-----------------------------------------

Based on current trends, Rite Aid confirmed its' fiscal 2005 guidance for sales, net income and adjusted EBITDA. The company said it expects sales to be between $16.9 billion and $17.0 billion, with same store sales improving 2.75 percent to 3.25 percent. Net income for fiscal 2005 is expected to be between $122 million and $150 million or between $.16 and $.22 per diluted share. Adjusted EBITDA (which is reconciled to net income on the attached table) is expected to be between $770 million and $800 million. Capital expenditures are expected to be between $275 million and $325 million.

                                    - MORE -

Rite Aid FY05 Q2 Press Release - page 3



Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on September 25. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the six-digit reservation number 161952.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of $16.6 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our management's long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third-party payors to reduce prescription drug reimbursements and encourage mail order, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on September 23, 2004 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein.

                                      ###



                                          RITE AID CORPORATION AND SUBSIDIARIES

                                               CONSOLIDATED BALANCE SHEETS
                                                 (Dollars in thousands)
                                                       (unaudited)

                                                                                       August 28, 2004    February 28, 2004

                                                                                      ------------------  ------------------
                                       ASSETS
Current assets:
      Cash and cash equivalents                                                         $       406,885     $       334,755
      Accounts receivable, net                                                                  636,800             670,004
      Inventories, net                                                                        2,291,007           2,223,171
      Prepaid expenses and other current assets                                                  99,190             150,067
                                                                                      ------------------  ------------------
           Total current assets                                                               3,433,882           3,377,997

Property, plant and equipment, net                                                            1,844,414           1,883,808
Goodwill                                                                                        684,535             684,535
Other intangibles, net                                                                          178,537             176,672
Other assets                                                                                    142,495             123,667
                                                                                      ------------------  ------------------
           Total assets                                                                 $     6,283,863     $     6,246,679
                                                                                      ==================  ==================


                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current maturities of long-term debt and lease financing obligations              $       193,272     $        23,976
      Accounts payable                                                                          819,474             758,290
      Accrued salaries, wages and other current liabilities                                     697,375             701,484
                                                                                      ------------------  ------------------
           Total current liabilities:                                                         1,710,121           1,483,750
Convertible notes                                                                               246,750             246,000
Long-term debt, less current maturities                                                       3,210,402           3,451,352
Lease financing obligations, less current maturities                                            168,404             170,338
Other noncurrent liabilities                                                                    853,691             885,975
                                                                                      ------------------  ------------------
           Total liabilities                                                                  6,189,368           6,237,415

Commitments and contingencies                                                                         -                   -
Stockholders' equity:
      Preferred stock                                                                           434,682             417,803
      Common stock                                                                              517,743             516,496
      Additional paid-in capital                                                              3,127,219           3,133,277
      Accumulated deficit                                                                    (3,962,270)         (4,035,433)
      Accumulated other comprehensive loss                                                      (22,879)            (22,879)
                                                                                      ------------------  ------------------
           Total stockholders' equity                                                            94,495               9,264
                                                                                      ------------------  ------------------
           Total liabilities and stockholders' equity                                   $     6,283,863     $     6,246,679
                                                                                      ==================  ==================


                                          RITE AID CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Dollars in thousands, except per share amounts)
                                                      (unaudited)


                                                                                      Thirteen Weeks          Thirteen Weeks
                                                                                      ended August 28,        ended August 30,
                                                                                          2004                     2003
                                                                                    -------------------     -------------------
Revenues                                                                              $    4,123,906         $     4,052,091
Costs and expenses:
       Costs of goods sold, including occupancy costs                                      3,097,789               3,087,845
       Selling, general and administrative expenses                                          926,153                 902,199
       Store closing and impairment charges (credits)                                         13,932                  (8,994)
       Interest expense                                                                       76,519                  79,409
       (Gain) loss on debt modifications and retirements, net                                   (791)                  1,888
       (Gain) loss on sale of assets and investments, net                                       (254)                    342
                                                                                    -------------------     -------------------
                                                                                           4,113,348               4,062,689
                                                                                    -------------------     -------------------

Income (loss) before income taxes                                                             10,558                 (10,598)

Income tax expense                                                                               728                      -
                                                                                    -------------------     -------------------
       Net income (loss)                                                              $        9,830         $       (10,598)
                                                                                    ===================     ===================

Basic and diluted income (loss) per share:

Numerator for income (loss) per share:
       Net income (loss)                                                              $        9,830         $       (10,598)
       Accretion of redeemable preferred stock                                                   (25)                    (26)
       Cumulative preferred stock dividends                                                   (8,523)                 (7,874)
                                                                                    -------------------     -------------------
       Income (loss) attributable to common stockholders - basic and diluted          $        1,282         $       (18,498)
                                                                                    ===================     ===================

Denominator:
       Basic weighted average shares                                                         517,589                 515,402
       Outstanding options                                                                    16,285                       -
                                                                                    -------------------     -------------------

       Diluted weighted average shares                                                       533,874                 515,402
                                                                                    ===================     ===================

       Basic and diluted income (loss) per share                                      $         0.00         $         (0.04)



                                          RITE AID CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Dollars in thousands, except per share amounts)
                                                      (unaudited)


                                                                                   Twenty-six Weeks        Twenty-six Weeks
                                                                                   ended August 28,        ended August 30,
                                                                                        2004                    2003
                                                                                 --------------------     -------------------
Revenues                                                                             $     8,368,263        $     8,098,259
Costs and expenses:
       Costs of goods sold, including occupancy costs                                      6,289,623              6,156,020
       Selling, general and administrative expenses                                        1,838,998              1,801,767
       Store closing and impairment charges (credits)                                          9,345                 (2,628)
       Interest expense                                                                      154,320                158,367
       (Gain) loss on debt modifications and retirements, net                                   (791)                35,315
       Gain on sale of assets and investments, net                                            (2,172)                (1,162)
                                                                                 --------------------     -------------------
                                                                                           8,289,323              8,147,679
                                                                                 --------------------     -------------------

Income (loss) before income taxes                                                             78,940                (49,420)

Income tax expense                                                                             5,777                      -
                                                                                 --------------------     -------------------
       Net income (loss)                                                             $        73,163        $       (49,420)
                                                                                 ====================     ===================

Basic and diluted income (loss) per share:

Numerator for income (loss) per share:
       Net income (loss)                                                             $        73,163        $       (49,420)
       Accretion of redeemable preferred stock                                                   (51)                   (52)
       Cumulative preferred stock dividends                                                  (16,879)                (7,874)
                                                                                 --------------------     -------------------
       Income (loss) attributable to common stockholders - basic and diluted         $        56,233        $       (57,346)
                                                                                 ====================     ===================

Denominator:
       Basic weighted average shares                                                         517,213                515,227
       Outstanding options                                                                    17,483                      -
                                                                                 --------------------     -------------------
       Diluted weighted average shares                                                       534,696                515,227
                                                                                 ====================     ===================

       Basic and diluted income (loss) per share                                     $          0.11        $         (0.11)



                                          RITE AID CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (Dollars in thousands)
                                                      (unaudited)



                                                                 Twenty-six Weeks ended       Twenty-six Weeks
                                                                     August 28, 2004        ended August 30, 2003
                                                                 -----------------------   -----------------------
Operating activities:
Net income (loss)                                                   $         73,163           $     (49,420)

Adjustments to reconcile to net cash provided by
(used in) operations:
     Depreciation and amortization                                           125,099                 130,672
     Stock-based compensation expense                                          9,105                  18,682
     Store closings and impairment charges (credits)                           9,345                  (2,628)
     (Gain) loss on debt modifications and retirements, net                     (791)                 35,315
     Gain on sale of assets and investments, net                              (2,172)                 (1,162)
     Changes in income tax receivables and payables                           38,342                       -
     Changes in operating assets and liabilities                             (19,603)               (192,656)
                                                                 -----------------------   -----------------------
        Net cash provided by (used in) operating activities                  232,488                 (61,197)

Investing activities:
     Expenditures for property, plant and equipment                          (75,828)               (158,493)
     Intangible assets                                                       (12,720)                 (7,608)
     Proceeds from dispositions                                                4,116                  14,436
                                                                 -----------------------   -----------------------
        Net cash used in investing activities                                (84,432)               (151,665)

Financing activities:
     Principal payments on long-term debt                                    (74,157)               (199,204)
     Principal payments on bank credit facilities                             (2,875)             (1,372,500)
     Proceeds from issuance of new bank credit facilities                          -               1,150,000
     Change in zero balance cash accounts                                     (1,858)                 55,940
     Proceeds from the issuance of stock                                       2,964                   1,271
     Proceeds from issuance of bonds                                               -                 502,950
     Deferred financing paid                                                       -                 (30,985)
                                                                 -----------------------   -----------------------
        Net cash (used in) provided by financing activities                  (75,926)                107,472
                                                                 -----------------------   -----------------------

Increase (decrease) in cash and cash equivalents                              72,130                (105,390)
Cash and cash equivalents, beginning of period                               334,755                 365,321
                                                                 -----------------------   -----------------------
Cash and cash equivalents, end of period                            $        406,885           $     259,931
                                                                 =======================   =======================


                                       RITE AID CORPORATION AND SUBSIDIARIES
                                             SUPPLEMENTAL INFORMATION
                              RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
                                                  (In thousands)


                                                                             Thirteen Weeks     Thirteen Weeks
                                                                            ended August 28,   ended August 30,
                                                                                  2004               2003
                                                                           -----------------   -----------------

Reconciliation of net income (loss) to adjusted EBITDA:
    Net income (loss)                                                        $        9,830      $     (10,598)
    Adjustments:
        Interest expense                                                             76,519             79,409
        Recurring income tax expense                                                    728                  -
        Depreciation and amortization                                                61,981             65,097
        LIFO charges (a)                                                                824             11,790
        Store closing and impairment charges (credits)                               13,932             (8,994)
        Stock-based compensation expense                                              5,123              8,847
        (Gain) loss on sale of assets and investments, net                             (254)               342
        (Gain) loss on debt modifications and retirements, net (b)                     (791)             1,888
        Litigation settlements, net (c)                                                (135)                 -
        Legal and accounting expenses (d)                                               784              2,639
        Closed store liquidation expense (e)                                          1,709              2,246
        Other                                                                           981                231
                                                                           ------------------   -----------------
                  Adjusted EBITDA                                            $      171,231      $     152,897
                                                                           ==================   =================
                  Percent of revenues                                                 4.15%              3.77%


  Notes:

     (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

     (b) Represents loss related to debt modifications and retirements, net.

     (c)    Represents net impact of non-recurring litigation.

     (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, to defend prior management, and for transaction consultation.

     (e) Represents costs to liquidate inventory at stores that are in the process of closing.



                                           RITE AID CORPORATION AND SUBSIDIARIES
                                                 SUPPLEMENTAL INFORMATION
                                  RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
                                                      (In thousands)


                                                                                       Twenty-six Weeks    Twenty-six Weeks
                                                                                       ended August 28,    ended August 30,
                                                                                             2004                2003
                                                                                      ------------------  -------------------

Reconciliation of net income (loss) to adjusted EBITDA:
           Net income (loss)                                                             $       73,163     $       (49,420)
           Adjustments:
               Interest expense                                                                 154,320             158,367
               Recurring income tax expense                                                       5,777                   -
               Depreciation and amortization                                                    125,099             130,672
               LIFO charges (a)                                                                  11,513              26,820
               Store closing and impairment charges (credits)                                     9,345              (2,628)
               Stock-based compensation expense                                                   9,105              18,682
               Gain on sale of assets and investments, net                                       (2,172)             (1,162)
               (Gain) loss on debt modifications and retirements, net (b)                          (791)             35,315
               Litigation settlements, net (c)                                                      325                (750)
               Legal and accounting expenses (d)                                                  4,807               8,627
               Closed store liquidation expense (e)                                               3,395               3,229
               Other                                                                              1,053                 251
                                                                                      ------------------  ------------------
                         Adjusted EBITDA                                                 $      394,939      $      328,003
                                                                                      ==================  ==================
                         Percent of revenues                                                      4.72%               4.05%


     Notes:

         (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

         (b) Represents loss related to debt modifications and retirements, net.

         (c)     Represents net impact of non-recurring litigation.

         (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, to defend prior management, and for transaction consultation.

         (e) Represents costs to liquidate inventory at stores that are in the process of closing.


                                          RITE AID CORPORATION AND SUBSIDIARIES
                                                SUPPLEMENTAL INFORMATION
                            RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                                     (In thousands)


                                                                                 Guidance Range
                                                                         -------------------------------
                                                                              Low             High
                                                                         ---------------  --------------
                                                                           Year Ending      Year Ending
                                                                           February 26,     February 26,
                                                                              2005              2005
                                                                         --------------   --------------

Reconciliation of net income to adjusted EBITDA:

       Net income                                                          $    121,500     $   149,500
       Adjustments:
          Interest expense                                                      297,000         297,000
          Income tax expense, net                                                 9,500          11,500
          Depreciation and amortization                                         241,000         241,000
          LIFO charge                                                            23,000          23,000
          Store closing, liquidation, and impairment charges                     35,000          35,000
          Stock-based compensation expense                                       22,000          22,000
          Loss on debt modifications and retirements, net                        16,000          16,000
          Legal and accounting expenses and litigation settlements, net           5,000           5,000
                                                                         --------------- ---------------
                     Adjusted EBITDA                                       $    770,000     $   800,000
                                                                         =============== ===============

          Diluted income per share                                         $       0.16     $      0.22
